Exhibit 10.37
CONSTRUCTION
LINE-OF-CREDIT
MAXIMUM $12,000,000.00

CONSTRUCTION NOTE

AFTER DATE, FOR VALUE RECEIVED, the Undersigned, Tradeport Development III, LLC, a Connecticut limited liability company, having a usual place of business at 204 West Newberry Road, Bloomfield, Connecticut  (the "Borrower"), promises to pay to Berkshire Bank, a Massachusetts banking corporation, ("Lender"), or order, at the Lender's main office presently located at 31 Court Street, Westfield, Massachusetts, or at such other place as Lender may designate in writing, the maximum principal sum of Twelve Million and 00/100 Dollars ($12,000,000) or so much thereof as may be Advanced (each Advance shall be referred to as an “Advance” and all such Advances shall collectively be referred to as the “Advances”) pursuant to a Construction Loan and Security Agreement of even date herewith (“Loan Agreement”)  and incorporated by reference herein made between Borrower and Lender.  Capitalized terms not defined herein shall have the meaning given in the Loan Agreement.  The principal outstanding shall be repaid, together with interest thereon as provided in this Note as follows:

INTEREST

For the entire term of the Loan, the Loan shall bear interest at an adjustable annual rate equal to thirty (30) day LIBOR, plus Two Hundred Seventy Five (275) basis points (collectively the “Applicable Rate”).  Such adjustments shall become effective on the  1st day of each month (the “Reset Date”).  Lender shall not be required to notify Borrower of adjustments in said interest rate.   Notwithstanding the foregoing, at no time shall the Applicable Rate be less than four percent (4.00%) during the “Interest Only Period” (defined hereinafter).

Subject to, and in accordance with the provisions of this Note and the Loan Agreement, accrued and unpaid interest shall be due and payable monthly, in arrears on the first day of each month.

REPAYMENT

Principal and interest due Lender hereunder shall be payable as follows:

A.  Commencing on March 1, 2009  and thereafter on the same day of each succeeding month for a period of twelve (12) months (the “Interest Only Period”), monthly payments of interest only in arrears, calculated at the above rate of interest upon the unpaid principal hereunder.

B.  Commencing on  March 1, 2010 and thereafter on the same day of each succeeding month for a period of one hundred eight (108) months (and based upon an amortization period of twenty-five (25) years, equal monthly payments of principal in accordance with the attached amortization schedule, plus accrued interest at the above Applicable Rate.

C.  All remaining unpaid principal and all accrued interest thereon shall be due and payable in full ten (10) years from the date hereof.

Subject to the terms and conditions contained in the Loan Agreement, the amount of the Borrower’s available construction line of credit hereunder shall be subject to the terms set forth in the Loan Agreement.  This Note is the Note referred to in, and is subject to, and entitled to, the benefits of the Loan Agreement between the Borrower and the Lender.  The terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events.

Principal sums advanced under this Note shall reduce the amount of principal available under this Note and may not be re-borrowed or re-advanced.  This Note may be prepaid only in accordance with the provisions set forth in the Loan Agreement which does contain a provision for a Prepayment Premium in accordance with Section 4.10 of the Loan Agreement.  All prepayments (with prepayment defined herein as any payment of principal in advance of its due date) shall be applied against the principal payments due hereunder in the inverse order of their maturity.

The Lender may, in its sole discretion, and notwithstanding execution of this Note by the Borrower in its stated maximum Principal Sum, act to advance lesser sums thereon to the Borrower in amounts, and at times in accordance with the Loan Agreement.

However, nothing herein shall be construed to restrict the Lender, in its sole and exclusive discretion, from making Advances in excess of the stated maximum dollar amount, without requirement of execution of additional promissory note(s), or otherwise modifying this Note, and its so doing at any time, or times, shall not waive its rights to insist upon strict compliance with the terms of this Note, the Loan Agreement, or any other instruments executed in connection with this financial transaction, at any other time, and to further rely upon all collateral secured to it for satisfaction of all obligations of the Borrower to the Lender, without exception.

Borrower agrees that the Lender may, at its sole and exclusive discretion, make loan advances to the Borrower upon verbal, or written, authority of any two of the following four individuals:  Anthony J. Galici, Thomas M. Lescalleet, Frederick M. Danziger and Kelly Poudrette ; may deliver loan proceeds by direct deposit to any demand deposit account of the Borrower with the Lender, or otherwise, as so directed; and that all such loans and advances as evidenced solely by the Lender's books, ledgers and records shall conclusively represent binding obligations of the Borrower hereunder.

The Lender shall also record as a debit to the Borrower’s Loan Account, in accordance with its customary accounting practice, all other obligations, debts, charges, expenses, and other items properly chargeable to the Borrower; and shall credit all payments made by the Borrower on account of indebtedness evidenced by the Borrower’s Loan Account; as well as all proceeds of collateral which are finally paid to the Lender at its own office in cash or solvent credits; and other appropriate debits and credits.  The principal balance of the Borrower’s Loan Account shall reflect the amount of the Borrower’s indebtedness to the Lender from time-to-time by reason of loans and other appropriate charges hereunder.  At least once each month the Lender shall render a statement of account for the Borrower’s Loan Account which statement shall be considered correct and accepted by the Borrower and conclusively binding upon the Borrower, unless the subject of written objection received by Lender, certified mail, return receipt requested, within ten  (10) days after mailing of its statement to Borrower.

Borrower does hereby irrevocably grant to the Lender, full power and authority, at its discretion, to debit any deposit account of the Borrower with the Lender for the amount of any monthly interest owing on Borrower’s Loan Account referred to herein; for the amount of any principal reduction, or for any repayment of obligations due upon Borrower’s Loan Account which the Lender may require, all without prior notice, or demand upon the Borrower.

Any payments received by Lender with respect to this Note shall be applied first to any costs, charges, or expenses (including attorney's fees) due Lender from the Borrower, second to any unpaid interest hereunder, and third to the unpaid Principal Sum.

If any payment required hereunder is more than ten  (10) days overdue, (in addition to the interest accruing hereunder) a late charge of five percent (5%) of the overdue payment shall be charged to the Borrower and be immediately due and payable to Lender.  Any payment having a due date falling upon a Saturday, Sunday, or legal holiday shall be due and payable on the next business day for which Lender is open for business, and interest shall continue to accrue during any such period.

If any payment received by Lender with respect to this Note shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under federal or state law, or otherwise due any party other than Lender, then the obligation for which the payment was made shall not be discharged by the payment and shall survive as an obligation due hereunder, notwithstanding the Lender's return to the Borrower or any other party of the original of this Note or other instrument evidencing the obligation for which payment was made.

Interest hereunder shall be computed in accordance with the Loan Agreement.  Upon the occurrence of an Event of Default hereunder, interest upon the total unpaid principal hereunder shall thereafter, at Lender's option, without notice to Borrower and until payment in full of all obligations hereunder, accrue at a rate ("Default Rate") equal to five percent (5%) above the interest rate then in effect hereunder at the time of default.

It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if interest exceeding said maximum rate should be paid hereunder, the excess shall, at Lender's option, be (a) deemed a voluntary prepayment of principal not subject to the prepayment premium (if any) set forth herein or (b) refunded to the Borrower.

The following described property, in addition to all other collateral now or hereafter provided by the Borrower to Lender, shall secure this Note and all other present or future obligations of the Borrower to Lender: The Loan shall be secured by First Mortgage and Security Interest on the Premises known as 100 International Drive, Windsor, Connecticut (“Mortgaged Premises”), together with a collateral assignment of rents and leases.   The Lender shall also be granted a collateral assignment of all deposits, rights, licenses, permits, construction contracts, architect contracts and other governmental approvals necessary for the construction, development, use and occupancy of the Mortgaged Premises for its intended purpose.

As additional collateral for the payment and performance of this Note and all other obligations, whether now existing or hereafter arising, of the Borrower to Lender, Lender shall at all times have and is hereby granted a security interest in and right of offset against all cash, deposit balances and/or accounts, instruments, securities, or other property of the Borrower, now or hereafter in the possession of Lender, whether for safekeeping or otherwise.  This right of offset shall permit Lender at any time, after default, and without notice to the Borrower to transfer such funds or property as may be deemed by Lender to be appropriate so as to reduce or satisfy any obligation of the Borrower to the Lender.

This Note shall be in default, and all unpaid principal, interest, and other amounts due hereunder, shall, at Lender's option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of any one or more of the events of default (the "Events of Default"), in accordance with the terms and conditions of the Loan Agreement.  Default upon this Note shall also operate as a default upon all other Obligations of Borrower to Lender.

The Borrower (a) waives presentment, demand, notice, protest, and delay in connection with the delivery, acceptance, performance, collection, and enforcement of this Note, and (b) assents to any extension, renewal, modification, or other indulgence permitted by Lender with respect to this Note, including, without limitation, any release, substitution, or addition of co-makers, of this Note and any release, substitution, or addition of collateral securing this Note or any other obligations of the Borrower to Lender, and (c) authorizes Lender, in its sole and exclusive discretion and without notice to the Borrower, to complete this Note if delivered incomplete in any respect.

No indulgence, delay, or omission by Lender in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver of any such rights or remedies or of the right to exercise them at any later time.  No waiver of any default hereunder shall operate as a waiver of any other default hereunder or as a continuing waiver.  The Lender's acceptance of any payment hereunder, following any default, shall not constitute a waiver of such default or of any of the Lender's rights or remedies hereunder (including charging interest at the Default Rate), unless waived in writing by Lender.

All of the Lender's rights and remedies hereunder and under any other loan documents, or instruments, shall be cumulative and may be exercised singularly or concurrently, at the Lender's sole and exclusive discretion.

The Borrower agrees to pay on demand all costs and expenses, including, but not limited to, reasonable attorney's fees, incurred by Lender in connection with the protection and/or enforcement of any of Lender's rights or remedies hereunder, whether or not any suit has been instituted by Lender.

The word "Lender" where used herein shall mean the named payee, its successors, assigns, affiliates, and endorsees (and/or the holder of this Note if, at any time, it is made payable to bearer), all of whom this Note shall inure to their benefit as holders in due course.

The word "Borrower" where used herein includes its successors and assigns of this Note, and their respective heirs, successors, assigns, and representatives, shall be jointly and severally liable hereunder.  Any reference herein to the Borrower, is a reference to such party or parties individually as well as collectively.

The use of masculine or neuter genders hereunder shall be deemed to include the feminine, and the use of the singular or the plural herein shall be deemed to include the other, as the context may require.

The Borrower represents that the proceeds of this Note will not be used for personal, family, or household purposes and that this loan is strictly a commercial transaction.

Except as provided in clauses A, B, C, D and E, below, notwithstanding anything else to the contrary contained in this Construction Note or in any other document or instrument, the indebtedness evidenced by this Construction Note or evidenced or secured thereunder shall be non-recourse to the Borrower following the receipt of a final certificate of occupancy for the Mortgaged Premises after which  Borrower shall be liable upon the indebtedness evidence hereby or evidenced or secured thereby to the full extent (but only to the extent) of the security therefore, the same being the Mortgaged Premises and all rights, estates and interests therein or related thereto securing the payment of this Construction Note.  If an Event of Default occurs hereunder or under any of the Obligations, or in the timely and proper performance of any Obligations of Borrower thereunder, any judicial proceedings brought by Lender, or the holder hereof, against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security, title, estates, rights and security interests now or at anytime hereafter securing the payment of this  Construction Note or the other Obligations of Borrower to Lender, and no attachment, execution or other writ of process shall be sought, issued, or levied upon any assets, properties or funds of Borrower other than the

Mortgaged Premises (except as provided hereafter) and in the event of foreclosure of such liens, security, title, estates, rights or security interests, securing the payment of the Construction Note, and/or other Obligations of Borrower, no judgment for any deficiency upon the indebtedness evidenced hereby or evidenced or secured thereby shall be sought or obtained by Lender, or the holder hereof, against Borrower, unless there has occurred an Event of Default.  Borrower shall be  unconditionally liable to Lender for all of its Obligations due to Lender by reason of, or in connection with the occurrence of any of the following events:

A.  The misapplication of any insurance proceeds or condemnation awards, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

B.  Following an Event of Default, the misapplication of any tenant rents or security deposits or any other refundable deposits, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

C.  The misapplication of any Gross Revenues generated at or by the Mortgaged Premises after the occurrence of an Event of Default under the Loan Documents;

D.  Waste committed on the Mortgaged Premises or damage to the Mortgaged Premises as a result of the intentional misconduct or gross negligence of Borrower or the wrongful removal or destruction of any portion of the Mortgaged Premises; or

E.  Loss incurred by lender and caused by the material breach of any material representation or warranty made in connection with the Loan known by Borrower or  its Member to have been false when made or deemed made, including any material misrepresentation or inaccuracy contained in any financial statement or other document provided to the Lender pursuant to this Agreement known by Borrower or  its Member to have been false or inaccurate when provided.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AND THE BORROWER SUBMITS TO THE JURISDICTION OF ITS COURTS WITH RESPECT TO ALL CLAIMS CONCERNING THIS NOTE OR ANY COLLATERAL SECURING IT.

ALL PARTIES TO THIS NOTE, INCLUDING LENDER, AND AS A NEGOTIATED PART OF THIS TRANSACTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY, AS TO ALL ISSUES, INCLUDING ANY COUNTERCLAIMS, WITHOUT EXCEPTION, IN ANY ACTION OR PROCEEDING RELATING, DIRECTLY OR INDIRECTLY, TO THIS

NOTE AND/OR OTHER INSTRUMENTS OR LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH.

This Note constitutes a final written expression of all of its terms and is a complete and exclusive statement of those terms.  Any modification or waiver of any of these terms must be in writing signed by the party against whom the modification or waiver is to be enforced.

The Borrower agrees to be bound by the terms of this Note and acknowledge receipt of a signed copy hereof.

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Signed as a sealed instrument this 6th day of February, 2009.

TRADEPORT DEVELOPMENT III, LLC
Griffin Land & Nurseries, Inc.

/s/Thomas M. Daniels	By:	/s/Frederick M. Danziger
Witness		Its duly authorized

/s/Thomas M. Lescalleet		Frederick M. Danziger
Witness		Its President